UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 21, 2019

TPT Global Tech, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(619)301-4200

Registrant's telephone number, including area code

                                 ______________________________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement – Geneva Roth Remark Holdings, Inc.

On May 21, 2019, the Company consummated a Securities Purchase Agreement dated May 15, 2019 with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) for the purchase of a $58,000 convertible promissory note (“Convertible Promissory Note”). This Convertible Promissory Notes is part of a larger investment term sheet with Geneva Roth, at their option, to invest in TPT Global Tech, Inc. for up to $975,000. The Convertible Promissory Note is due May 15, 2020, pays interest at the rate of 12% per annum and gives the holder the right from time to time,and at any time during the period beginning 180 days from the origination date to the maturity date or date of default to convert all or any part of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 61% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date.   The Convertible Promissory Note may be prepaid in whole or in part of the outstanding balance at 125% to 140% up to 180 days from origination.

Smartphone Division Lion Universe Purchase Order

On May 22, 2019, TPT Global Tech, Inc. (“the Company”) announced that its Smartphone Division Lion Universe signed a $2.4M Purchase Order with Argentinean Import Company GO 2 FUTURE S.A. located in Buenos Aries, Argentina. The 3D Lion Universe Smartphone will be the first Full HD Naked Eye 3D Smartphone without 3D glasses ever launched in Argentina. The mobile 3D technology is patent pending.  The Lion 3D Smartphone Phone was designed for consumers looking for portable and affordable cutting-edge technology.  The Company's first generation phones come equipped with full high definition resolution screen for better viewing. This Full HD Naked Eye 3D smartphone is perfect for watching movies, playing games, even editing photos or videos. The terms include 50% down and 100% payment prior to shipment which was based on 12,000 phone commitment. The terms allow the Company to fulfill this purchase order.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On May 22, 2019, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Securities Purchase Agreement
10.2	Convertible Promissory Note

99.1	Press Release Dated May 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

By:/s/ Stephen J. Thomas, III

Stephen J. Thomas, III,

Title: Chief Executive Officer

Date: May 28, 2019